              VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        MAY 1, 2009 -- OCTOBER 31, 2009

                                                                       Amount
                                           Offering      Total           of         % of     % of
                      Purchase/             Price        Amount        Shares     Offering   Funds
      Security          Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
      Purchased          Date    Offering   Shares      Offering       By Fund    By Fund   Assets        Brokers           From
--------------------  ---------  --------  --------  --------------  ----------  ---------  ------  -------------------  ---------
    Pennsylvania       06/10/09     -       $106.48  $  354,925,000  $12,135,000   3.419%    2.61%  Goldman, Sachs &     Goldman
  Intergovernmental                                                                                 Co., Morgan Stanley  Sachs
 5.00% due 6/15/2021                -                                                               & Co. Incorporated,
                                                                                                    RBC Capital Markets
                                                                                                    Corporation

  Puerto Rico Sales    06/11/09     -       $100.00  $4,118,153,700  $ 2,500,000   0.061%    0.54%  Citigroup, Goldman,  Goldman
Tax Financing 5.000%                                                                                Sachs & Co.,         Sachs
    due 8/1/2039                                                                                    Popular Securities,
                                                                                                    J.P. Morgan,
                                                                                                    Santander
                                                                                                    Securities, Merrill
                                                                                                    Lynch & Co.,
                                                                                                    Barclays Capital,
                                                                                                    Morgan Stanley &
                                                                                                    Co. Incorporated,
                                                                                                    UBS Financial
                                                                                                    Services
                                                                                                    Incorporated of
                                                                                                    Puerto Rico